EXHIBIT I

                             JOINT FILING AGREEMENT

                           JOINT ACQUISITION STATEMENT

                            PURSUANT TO RULE 13D-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of January 31, 2008

EMANCIPATION CAPITAL, LP
By: Emancipation Capital, LLC,
    its general partner


    By: /s/ Charles Frumberg
        -----------------------------
        Name:  Charles Frumberg
        Title: Managing Member

EMANCIPATION CAPITAL MASTER LTD.


    By: /s/ Charles Frumberg
        -----------------------------
        Name:  Charles Frumberg
        Title: Director

EMANCIPATION CAPITAL, LLC


    By: /s/ Charles Frumberg
        -----------------------------
        Name:  Charles Frumberg
        Title: Managing Member


CHARLES FRUMBERG

/s/ Charles Frumberg
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